UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 23, 2004

CERADYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Redhill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on page 6

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 23, 2004, Ceradyne, Inc. (“Ceradyne”) completed the acquisition of ESK Ceramics GmbH and Co. KG (“ESK Ceramics”) from Wacker-Chemie GmbH, pursuant to a Sale and Purchase Agreement dated June 30, 2004, a copy of which is filed as Exhibit 2.1 to this report.

The purchase price payable to the seller was approximately 111.4 million Euros, increased by the amount of net income earned by ESK Ceramics during the six month period ended June 30, 2004, and reduced by certain tax liabilities of ESK Ceramics accrued as of June 30, 2004, resulting in a net amount payable to the seller of approximately 105.1 million Euros. Of this amount, approximately 104.1 million Euros were paid to the seller upon consummation of the acquisition, and the balance of 1.0 million Euros is payable to the seller when it completes environmental remediation at ESK Ceramics’ sites in Kempten, Germany and Bazet, France, as required by the Sale and Purchase Agreement.

Based on an exchange rate of $1.2338 U.S. = 1 Euro, the 105.1 million Euros payable to the seller equals approximately $129.7 million. Under generally accepted accounting principals, the purchase price to be recorded on Ceradyne’s financial statements will include the amount paid to the seller, less cash acquired, plus the amount of certain liabilities assumed and transaction costs incurred by Ceradyne. The final purchase price will be reported in the financial statements to be filed by Ceradyne pursuant to Item 9.01 of this report.

The purchase price was financed with $110 million of long-term debt borrowed under a new credit facility of $160 million provided by a syndicate of banks and institutional lenders led by Wachovia Bank, pursuant to a Credit Agreement dated August 18, 2004, as described in Item 2.03 of this report. The balance of the purchase price and transaction costs were paid with a portion of Ceradyne’s existing cash.

ESK Ceramics, based in Kempten, Germany, is a manufacturer of industrial technical ceramic powders and advanced technical ceramic products. ESK Ceramics had sales of approximately $93.3 million during 2003, and approximately $51.9 million during the six months ended June 30, 2004. These amounts are based on an average exchange rate of $1.1321 U.S. = 1 Euro during the year ended December 31, 2003, and an average exchange rate of $1.2269 U.S. = 1 Euro during the six months ended June 30, 2004.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 18, 2004, Ceradyne entered into a $160 million Credit Agreement with Wachovia Bank, National Association, and a syndicate of banks and other institutional lenders. The obligations under the Credit Agreement are secured by substantially all of the assets of Ceradyne and ESK Ceramics, other than real property . The Credit Agreement provides for a term loan in the amount of $110 million and a revolving line of credit in the amount of $50 million. Ceradyne borrowed the entire $110 million under the term loan on August 18, 2004. Principal under the term loan is payable in installments of $275,000 on the last day of each calendar quarter commencing December 31, 2004, with a balloon payment of $102,575,000 payable on August 18, 2011. Additional payments of principal are required annually in an amount equal to 50% of Ceradyne’s “excess cash flow,” as defined in the Credit Agreement. Principal may be prepaid at any time, in whole or in part, without premium or penalty at the election of Ceradyne. Accrued interest is payable with each installment of principal.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to the base rate chosen by Ceradyne plus a margin determined pursuant to the Credit Agreement. Ceradyne may choose a base rate which is equal to approximately the London interbank offered rate, commonly known as the LIBOR rate, for deposits in dollars for the interest period selected by Ceradyne. Ceradyne may also choose an “alternate base rate,” as defined in the Credit Agreement, which is a fluctuating interest rate per annum equal to the higher of either (a) the prime rate established by Wachovia Bank from time to time, or (b) one-half of one percent above the Federal Funds Rate. The applicable margin is, in respect to the term loan, 2.00 percent per annum if the LIBOR rate is used and 1.00 percent per annum if an alternate base rate is used. With respect to borrowings under the revolving line of credit, the applicable margin is 2.00 percent per annum through December 31, 2004, and thereafter, the margin is a percentage determined pursuant to the Credit Agreement ranging from 0.25 percent to 1.00 percent if an alternate base rate is chosen, and ranging from 1.50 percent to 2.25 percent if the LIBOR rate is chosen.

The interest rate on $95 million of the $110 million term loan is currently based on the LIBOR rate for a fixed period of six months, at an effective interest rate equal to 3.94 percent per annum. The interest rate on the $15 million balance of the $110 million term loan is currently based on the LIBOR rate for a three month period at an effective interest rate equal to 3.75 percent per annum.

As of August 25, 2004, Ceradyne has borrowed a total of $8.0 million under the revolving line of credit based on the LIBOR rate for a period of one month, resulting in a current effective interest rate on the revolving line of credit loan equal to 3.63 percent per annum.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report.

Item 7.01	Regulation FD Disclosure.

On August 26, 2004, Ceradyne issued a press release announcing the completion of the acquisition of ESK Ceramics. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this report on Form 8-K must be filed, in accordance with Item 9.01(a)(4) of Form 8-K.

(b)	Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment not later than 71 calendar days after the date that this report on Form 8-K must be filed, in accordance with Item 9.01(b)(2) of Form 8-K.

(c)	Exhibits.

Exhibit Number	Description

2.1*	Sale and Purchase Agreement dated June 30, 2004, between registrant and Wacker-Chemie GmbH.

10.1	Credit Agreement dated August 18, 2004, between registrant, Wachovia Bank and the other lenders named therein.

99.1	Press release dated August 26, 2004.

*	Schedules and similar attachments to the Sale and Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

August 26, 2004	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon Chief Financial Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Sale and Purchase Agreement dated June 30, 2004, between registrant and Wacker-Chemie GmbH.

10.1	Credit Agreement dated August 18, 2004, between registrant, Wachovia Bank and the other lenders named therein.

99.1	Press release dated August 26, 2004.

*	Schedules and similar attachments to the Sale and Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.